UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2005

ALLIANCE BANCSHARES CALIFORNIA

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-33455	91-2124567
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Corporate Pointe, Culver City, California	90230
(Address of Principal Executive Offices)	(Zip Code)

(310) 410-9281

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

On February 16, 2005, Alliance Bancshares California and its newly formed wholly owned subsidiary, Alliance Bancshares California Capital Trust II Trust, a Delaware trust (the “Trust”), entered into a Purchase Agreement with Citigroup Global Markets Inc., as the Initial Purchaser. Pursuant to the Purchase Agreement, on February 18, 2005 the Trust sold to the Initial Purchaser $10,000,000 of its capital securities, liquidation amount $1,000 per capital security, representing undivided beneficial interests in the Trust’s assets, which consist primarily of Alliance Bancshares’ Floating Rate Junior Subordinated Debt Securities described below.

The capital securities mature on February 18, 2034, and are redeemable, at par, at Alliance Bancshares’ option, at any time beginning February 18, 2009. The holders of the capital securities are entitled to quarterly distributions at a variable annual rate, which resets quarterly, at the three-month LIBOR rate, plus 1.90%, of the liquidation amount of $1,000 per capital security, subject to Alliance Bancshares’ right to defer interest payments under the Floating Rate Junior Subordinated Debt Securities as described below. (The annual rate payable with respect to the capital securities was 4.72% at February 18, 2005.)

Alliance Bancshares, itself, purchased $310,000 of the Trust’s common securities, liquidation amount $1,000 per common security. The terms and provisions of the Trust’s capital securities and common securities are set forth in the Trust’s Amended and Restated Declaration of Trust, dated February 18, 2005, under which Wells Fargo Bank, National Association, serves as institutional trustee.

As part of the Trust’s sale of the capital securities, Alliance Bancshares entered into a Guarantee Agreement pursuant to which it guaranteed, on a subordinated basis, all distributions and payments under the Trust’s capital securities upon liquidation, redemption, or otherwise, but only to the extent the Trust fails to pay such distributions from payments under the Floating Rate Junior Subordinated Debt Securities it holds from Alliance Bancshares.

The Trust used the proceeds from the sale of the capital securities and the common securities to purchase from Alliance Bancshares $10,310,000 aggregate principal amount of Floating Rate Junior Subordinated Debt Securities due 2034. The Debt Securities bear interest at the same variable annual rate, reset quarterly, as the Trust’s capital securities. So long as no “event of default” (as defined) has occurred, Alliance Bancshares has the right to defer the payment of interest on the Debt Securities for up to 20 consecutive quarterly periods, except that no extension period may extend beyond the maturity of the Debt Securities. The Debt Securities mature on December 16, 2034, and are redeemable at Alliance Bancshares’ option, at par, at any time on or after December 16, 2009.

Payments under the Debt Securities are subordinated and junior in right of payment to the prior payment of all other indebtedness of Alliance Bancshares that, by its terms, is not similarly subordinated. The foregoing arrangements will be reflected as a long-term liability on Alliance Bancshares’ balance sheet; however, they will qualify as either Tier 1 or Tier 2 capital for regulatory purposes under rulings of the Federal Reserve Board, Alliance Bancshares’ primary federal regulator.

The Debt Securities may be declared immediately due and payable at the election of the trustee under the Indenture or the holders of 25% of aggregate principal amount of the outstanding Debt Securities if Alliance Bancshares defaults in the payment of interest (subject to its right to defer interest as described above) or principal under the Debt Securities and other events of defaults described in the Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the discussion in Item 1.01, above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE BANCSHARES CALIFORNIA

	By:	/s/ Daniel L. Erickson
Daniel L. Erickson Executive Vice President and Chief Financial Officer

Dated: February 22, 2005